Exhibit 10.1

Portions of this Exhibit have been redacted because they (i) are not material and would be competitively harmful if publicly disclosed or (ii) are personal and confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[REDACTED]”

SALE AND PURCHASE DEED

In Madrid, on December twenty nine two thousand twenty-one.

Before me, MS. ANA FERNÁNDEZ-TRESGUERRES, Notary of the Bar of Madrid,

BETWEEN

OF ONE PART:

1)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

2)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

3)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

4)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

5)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

6)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

OF THE OTHER PART:

7)	MR [REDACTED] of [REDACTED]nationality, of legal age, [REDACTED], with address at [REDACTED] and ID card number [REDACTED].

THE AFOREMENTIONED INDIVIDUALS INTERVENE:

-

Mr. [REDACTED] on behalf of, as [REDACTED], the Spanish company [REDACTED], with registered office in Madrid, [REDACTED], incorporated for an indefinite period of time by deed authorized by the Notary Public of Girona Mr. Enrique Brancos Núñez on 24 September 2009, protocol number [REDACTED], registered in the Commercial Register of Madrid in volume 27.842, folio 217, sheet number [REDACTED], 1st entry and with tax identification number [REDACTED].

Its corporate purpose is [REDACTED]

CNAE [REDACTED].

I, the Notary, expressly state for the record that I have complied with the obligation to identify the company’s real owner imposed by Law 10/2010, of 28 April, the result of which is recorded in the minutes authorized by the Notary of [REDACTED] Mr. [REDACTED] on [REDACTED] protocol number [REDACTED].

His powers for the present grant derive from his position as ____, as it results from _______.

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The undersigned also provides me with a certificate of the resolutions of the General Meeting of the represented company issued by Mr. [REDACTED] in his capacity as [REDACTED], approving the transfer of shares that are the object of this sale and purchase, for the purposes of the provisions of Article 160 of the Capital Companies Act.

He asserts the validity of the aforementioned position and representative powers, as well as that both the capacity and the circumstances of the represented company have not changed.

-

Mr. [REDACTED]on behalf of, as [REDACTED] the Spanish company [REDACTED], with registered office in [REDACTED], incorporated for an indefinite period of time by deed authorized by the Notary Public of Madrid Mr. Antonio Cuerda de Miguel on 23rd June 1989, number 2.240 of protocol, its articles of association adapted to Law 2/1995 on limited liability companies by deed authorized by the Notary Public of Madrid Doña Isabel Griffo Navarro on 25 January 1991, number [REDACTED] of protocol, registered in the Commercial Register of Madrid in volume [REDACTED], sheet number [REDACTED] entry and with tax identification number [REDACTED].

Its corporate purpose is [REDACTED].

CNAE [REDACTED].

I, the Notary, expressly state for the record that I have complied with the obligation to identify the company’s real owner imposed by Law 10/2010, of 28 April, the result of which is recorded in the minutes authorized by the Notary of [REDACTED] Mr. [REDACTED], protocol number [REDACTED]

His powers for the present grant derive from his position as [REDACTED].

The undersigned also provides me with a certificate of the resolutions of the General Meeting of the represented company issued by Mr. [REDACTED] in his capacity as _______________, approving the transfer of shares that are the object of this sale and purchase, for the purposes of the provisions of Article 160 of the Capital Companies Act.

He asserts the validity of the aforementioned position and representative powers, as well as that both the capacity and the circumstances of the represented company have not changed.

-

Mr. [REDACTED] on behalf of, as [REDACTED], of the Dutch company [REDACTED], with registered office in [REDACTED] tax identification number [REDACTED], and registered in the Dutch Chamber of Commerce under number [REDACTED]. Spanish tax identification number [REDACTED].

Its corporate purpose is [REDACTED]

The existence and due registration of the represented company is accredited to me by means of a Certificate issued and duly apostilled, which I attach to the present deed.

I, the Notary, expressly state for the record that I have complied with the obligation to identify the company’s real owner imposed by Law 10/2010, of 28 April, the result of which is recorded in the minutes authorized by the Notary, Mr. [REDACTED], protocol number [REDACTED]

His powers for the present grant derive from his position as [REDACTED].

He asserts the validity of the aforementioned position and representative powers, as well as that both the capacity and the circumstances of the represented company have not changed.

-	Mr. [REDACTED], Mr. [REDACTED] and Mr. [REDACTED], in their own and interest.

-

Mr. Ramón María Parcerisa Bundó, on behalf of, as proxy, the US company GLOBAL CLEAN ENERGY HOLDINGS, INC., with registered office in Torrance, California (United States), 2790 Skypark Drive, Suite 105, , and registered at [REDACTED] Spanish Tax ID number [REDACTED].

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Its corporate purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware, U.S.A., including the development and commercialization of biofuels.

The existence and due registration of the represented company is accredited to me by means of a Certificate issued by the Secretary of State of Delaware, duly apostilled, which I attach to the present deed.

I, the Notary, expressly state for the record that I have complied with the obligation to identify the company’s real owner imposed by Law 10/2010, of 28 April, the result of which is recorded in the minutes authorized by the Notary of Mr. [REDACTED].

His powers for the present grant derive from his position as [REDACTED].

He asserts the validity of the aforementioned position and representative powers, as well as that both the capacity and the circumstances of the represented company have not changed.

I identify them through their personal documentation and they have, in my opinion, as they intervene, the necessary legal capacity to formalize the present deed of SALE AND PURCHASE, and by virtue thereof,

WHEREAS

I. - [REDACTED] (hereinafter jointly referred to as the SELLERS) are the owners, in the proportions and by the titles that will be mentioned below, of all the shares, numbers 1 to 524,865 both inclusive, with a nominal value of 1 euro each, of the following Spanish company:

CAMELINA COMPANY ESPAÑA, S.L., with registered office in Fuente el Saz de Jarama (Madrid), Camino de la Carrera 11-11, incorporated for an indefinite period of time by deed authorized by the Notary of Madrid Mr. Francisco Calderón Álvarez on 18 October 2010, protocol number 1732, registered in the Commercial Register of Madrid in volume 28,146, folio 177, sheet number M-507049, 1st entry and with Tax Identification Number B-86036522 (hereinafter, the COMPANY).

Its corporate purpose is the research, development, implementation and management of those businesses related to renewable energies, both nationally and internationally, with special emphasis on those businesses related to the bioenergy sector. CNAE 72.11.

Specifically, each of the SELLERS owns the following shares in the COMPANY:

1)

[REDACTED], is the owner of 336,272 shares, numbers 1 to 69,698; 119,975 to 295,395; 346,404 to 424,075; 458,653 to 460,444; 460,906 to 461,002 and 509,695 to 521,286, all of which are subscribed and paid up, as per the following titles:

-	Regarding shares 1 to 1.816, by virtue of the deed of incorporation of the aforementioned company.

-	Regarding shares 1,817 to 38,116, by virtue of deed of sale authorized by the Notary of Madrid Ms. Eloísa López-Monís Gallego on 13 July 2016, protocol number 1211.

-

Regarding shares 38,117 to 69,698; 377,390 to 379,530 and 421,499 to 424,075, by virtue of deed of sale authorized by the Notary Public of Madrid Doña Eloísa López-Monís Gallego on 13 July 2018, protocol number 1473.

-

Regarding shares 119,975 to 295,395, by virtue of of the share capital increase deed authorized by the Notary Public of Madrid Mr. José Ignacio Gómez Valdivieso on 6 October 2011, protocol number 1005.

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-

Regarding shares 346,404 to 357,116 and 460,906 to 461,002, by virtue of the deed of sale authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 30 March 2021, protocol number 1283.

-

Regarding shares 357,117 to 377,389 and 458,653 to 460,444, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. Moisés Redondo González-Berenguer on 19 October 2012, protocol number 1053.

-

Regarding shares 379,531 to 421,498, by virtue of the deed of ratification of the terms of the private contract of dation in payment and formalization of the transfer of shares authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 21 April 2017, protocol number 819.

-	Regarding shares 509,695 to 521,286, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 4 June 2021, protocol number 1456.

2)	[REDACTED] is the owner of 38,381 shares, numbers 295,396 to 332,119, 460,445 to 460,777 and 521,287 to 522,610, all of them included, subscribed and paid up, as per the following titles:

-	Regarding shares 295,396 to 332,119, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. José Ignacio Gómez Valdivieso on 6 October 2011, protocol number 1005.

-

Regarding shares 460,445 to 460,777, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. Moisés Redondo González-Berenguer on 19 October 2012, protocol number 1053.

-	Regarding shares 521,287 to 522,610, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 4 June 2021, protocol number 1456.

3)	[REDACTED] is the owner of 50,431 shares, numbers 461,003 to 509,694 and 523.127 a 524.865, all of them included, subscribed and paid up, as per the following titles:

-	Regarding shares 461,003 to 509,694, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 4 June 2021, protocol number 1456.

-	Regarding shares 523,127 to 524,865, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 4 June 2021, protocol number 1456.

4)	[REDACTED] is the owner of 84,853 shares, numbers 69,699 to 119,974 and 424,076 to 458,652, all of them included, subscribed and paid up, as per the following titles:

-	Regarding shares 69,699 to 119,974, by virtue of the deed in lieu of payment authorized by the Notary Public of Madrid Mr. Salvador Barón Rivero on 23 May 2012, protocol number 478.

-

Regarding shares 424,076 to 458,652, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. Moisés Redondo González-Berenguer on 19 October 2012, protocol number 1053.

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5)	[REDACTED] is the owner of 7,464 shares, numbers 332,120 to 339,261; 460,778 to 460,841 and 522,611 to 522,868, all of them included, subscribed and paid up, as per the following titles:

-

Regarding shares 332,120 to 339,261, by virtue of of the share capital increase deed authorized by the Notary Public of Madrid Mr. José Ignacio Gómez Valdivieso on 16 December 2011, protocol number 2048.

-

Regarding shares 460,778 to 460,841, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. Moisés Redondo González-Berenguer on 19 October 2012, protocol number 1053.

-	Regarding shares 522,611 to 522,868, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 4 June 2021, protocol number 1456.

6)	[REDACTED] is the owner of 7,464 shares, numbers 339,262 to 346,403; 460,842 to 460,905; 522,869 to 523,126, all of them included, subscribed and paid up, as per the following titles:

-	Regarding shares 339,262 to 346,403, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. José Ignacio Gómez Valdivieso on 16 December 2011, protocol number 2048.

-

Regarding shares 460,842 to 460,905, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Mr. Moisés Redondo González-Berenguer on 19 October 2012, protocol number 1053.

-	Regarding shares 522,869 to 523,126, by virtue of the share capital increase deed authorized by the Notary Public of Madrid Ms. Eloísa López-Monís Gallego on 4 June 2021, protocol number 1456.

All of the COMPANY's shares are hereinafter referred to as the SHARES.

TITLE. - The SELLERS are the owners of the aforementioned shares by virtue of the deeds mentioned in the previous sections of this Whereas I. An authentic copy of the titles has been exhibited to me.

CHARGES.- The abovementioned SHARES, as stated by the SELLERS, are free of any kind of charges, liens, encumbrances, rights and/or limitations of any kind, and fully paid up.

TRANSFERABILITY - The transferability of the SHARES inter vivos is not subject to any limitation whatsoever, since, by virtue of this deed, the totality of the shares of the COMPANY is transferred.

II.- GLOBAL CLEAN ENERGY HOLDINGS, INC. (hereinafter the PURCHASER) and its advisors have been given access to some documentation of the COMPANY in a virtual data room. In spite of it, it is made clear that the rights to indemnification, compensation or reimbursement set forth in this deed shall not be affected by any investigation conducted by or on behalf of the PURCHASER.

III. - The PURCHASER is interested in the acquisition of the SHARES, under the terms established in this deed.

IV. – Being the SELLERS being interested in selling and the PURCHASER in buying the SHARES,

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THE PARTIES AGREE:

1.- PURCHASE AND SALE

1.

THE SELLERS sell and transfer to THE PURCHASER, which buys and acquires herein, each of the COMPANY'S SHARES, free of charges, liens, rights and/or limitations and for the price and in the terms described in this deed.

2.	The SELLERS and the PURCHASER instruct the intervening Notary Public to record and certify the sale and purchase of the shares in the SHARES’ title deeds referred to in Whereas I.

2. - PRICE AND PAYMENT;

1.

The sale price for all of the issued and outstanding SHARES is fixed in the amount of SEVEN MILLION TWO HUNDRED SEVENTY-TWO THOUSAND SEVEN HUNDRED TWENTY ONE (7.272.721.-) EUROS, which is distributed amongst the SELLERS as follows:

-     [REDACTED], 4.659.508 euros.

-     [REDACTED], 531.821 euros.

-     [REDACTED], 698.790 euros.

-     [REDACTED], 1.175.754 euros.

-     [REDACTED], 103.424 euros.

-     [REDACTED], 103.424 euros.

2.

The payment of the aggregate sales price shall be paid to the SELLERS in the form of € 674.772 in cash, € 5.923.177 in unregistered shares of the PURCHASER’S common stock, par value $0.001 per share (the COMMON STOCK), and € 674.772 of non-interest bearing, 12-month promissory notes a copy of which is attached to this deed. The shares of COMMON STOCK, cash and the promissory notes shall be allocated to each SELLER as follows:

-	[REDACTED], 582.438,5 euro in cash, 3.494.631 euro in shares of COMMON STOCK and a promissory note in the amount of 582.438,5 euros.

-	[REDACTED], 66.477,5 euro in cash, 398.866 euro in shares of COMMON STOCK, and a promissory note in the amount of 66.477,5 euros.

-	[REDACTED], 698.790 euro in shares of COMMON STOCK.

-	[REDACTED], 1.175.754 euro in shares of COMMON STOCK.

-	[REDACTED], 12.928 euro in cash, 77.568 euro in shares of COMMON STOCK, and a promissory note in the amount of 12.928 euros.

-	[REDACTED], 12.928 euro in cash, 77.568 euro in shares of COMMON STOCK, and a promissory note in the amount of 12.928 euros.

The number of shares of COMMON STOCK issued to each SELLER shall be determined by converting the amount of euros into dollars, and dividing by $4.975 (CLOSING PER SHARE PRICE), which value represents the lower of (i) $5,03 USD and (ii) the VWAP (volume weighted average price) of the PURCHASER’s common stock for the three trading days immediately preceding the date of this deed, in each case converted into euro at the currency exchange rate in effect on the day immediately preceding the date of this deed.  No fraction of a share of COMMON STOCK will be issued, but in lieu thereof, the number of shares of COMMON STOCK to be issued to any SELLER shall be rounded up to the nearest whole share.  Attached to this deed as ANNEX 1 is a list of the number of shares of COMMON STOCK issuable to each SELLER.

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3.

The payment of the cash portion of the purchase price is made herein by delivery of a bank cheque made payable to each of the SELLERS (except for [REDACTED] and [REDACTED]) in the amounts indicated in the annex to this deed. A copy of these cheques delivered to and received by the referred SELLERS is enclosed to this deed. These SELLERS declare themselves fully paid and settled with respect to the cash portion.

4.

The issuance of the COMMON STOCK shall be effected as a book entry issuance of the shares in the official stockholder records maintained by Colonial Stock Transfer Company, Inc., the transfer agent and registrar of the COMMON STOCK.  The address of the transfer agent is 66 Exchange Place, Ste 100, Salt Lake City, Utah, 84111, U.S.A., and its telephone number is (801) 355-5740.  The shares of COMMON STOCK issued under this deed shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws of the United States of America, and under such laws such shares may not be resold without registration under the United States Securities Act of 1933, as amended (the "Securities Act"), except pursuant to an applicable exemption from registration under the Securities Act (including sales effected under Rule 144)

The PURCHASER shall instruct its transfer agent to segregate shares of COMMON STOCK, having an aggregate value of 1,600,000 euros on a pro rata basis based on each SELLER’s ownership interest in Company, as the “INDEMNITY ESCROW SHARES.”  The INDEMNITY ESCROW SHARES shall be held for the purpose of securing the indemnification obligations of the SELLERS (including the STOCKHOLDER REPRESENTATIVE) under Clause 4 of this deed and shall be retained by the transfer agent until the release of the shares is authorized by the PURCHASER, as escrow agent (acting in such capacity, ESCROW AGENT), in accordance with the terms and conditions of the ESCROW AGREEMENT. The Parties agree that the INDEMNITY ESCROW SHARES shall be treated as owned by the SELLERS for all purposes, except if, and to the extent they are cancelled pursuant to the Escrow Agreement.  The text of ESCROW AGREEMENT is attached to this deed as ANNEX 2.

5.

With the execution of this deed, all the SELLERS consider themselves completely paid and settled and without the right to request or demand anything more from the PURCHASER and/or the COMPANY for any reason whatsoever, other than the SELLER’S rights under the promissory notes.

6.

In order to accept and deliver notices on behalf of the SELLERS and to administer this deed and any indemnification claims under Clause 4 (including the disposition of the INDEMNITY ESCROW SHARES), each SELLER hereby irrevocably appoints Juan de Navasqüés Dacal as the STOCKHOLDER REPRESENTATIVE to act on behalf of such SELLER and in such SELLER’s name, place and stead with respect to any and all matters under or related to this deed.  STOCKHOLDER REPRESENTATIVE shall act as attorney-in-fact for and on behalf of the SELLERS to (i) give and receive notices and communications to or from the PURCHASER relating to this deed or any of the transactions and other matters contemplated by this deed, (ii) pursuant to the Escrow Agreement, take decisions concerning any release of or offset against the INDEMNITY ESCROW SHARES in connection with SELLERS’ indemnification obligations under Clause 4 of this deed (including objecting to or resolving any indemnification claims made by PURCHASER hereunder); and (iii) take all actions necessary or appropriate in the judgment of the STOCKHOLDER REPRESENTATIVE for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any SELLER.  PURCHASER shall be entitled to rely on STOCKHOLDER REPRESENTATIVE as having full power, authority and discretion.

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3 - SELLER'S REPRESENTATIONS AND WARRANTIES

THE SELLERS represent and warrant to the PURCHASER that:

1)	All of them have the necessary legal capacity to execute this deed and to comply with the obligations arising from it, and have all the necessary consents and authorizations to execute it.

2)	The representatives of those SELLERS which are legal entities are duly empowered for the present grant.

3)

None of the SELLERS has been declared in bankruptcy or similar or is involved in insolvency proceedings of any kind and there is no action or claim pending to that effect or any circumstances that may give rise to such proceedings.

4)

The execution and performance of this deed by the SELLERS does not imply: (i) the violation of any commitment, verbal or written, assumed by the SELLERS and/or the COMPANY; (ii) the contravention of any law, regulation or any other kind of rule; or (iii) the contravention of any judgment, pronouncement, order, writ, injunction, interdict, arbitration award or resolution of any other nature issued by any judicial or administrative authorities.

5)

The COMPANY is a mercantile company duly incorporated and registered in the Commercial Register, validly existing and with sufficient capacity to operate its business in the manner conducted to date, to own its assets and to transfer or otherwise dispose of them.

6)

The COMPANY has deposited the annual accounts for all the financial years and its Minutes Books, Register of Shareholders and accounting books are in process of being legalized and deposited. All these books have been drawn up in accordance with the regulations in force, as stated by the SELLERS. The SELLERS will make as many acts as may be necessary to complete the legalization and deposit of these books by the COMPANY as soon as possible

7)

There are no corporate resolutions other than those expressly contained in the Minutes Books of the COMPANY (which contain all the deliberations and resolutions adopted by the corporate bodies), and no acts and/or resolutions pending of notarization and/or registration.

8)	The COMPANY's corporate purpose is appropriate to its line of business and traffic and allows it to manage its assets and carry out its operations in the manner in which it has been doing so to date.

9)

THE SELLERS are the owners, in full ownership and by just and lawful title, of the SHARES representing 100% of the share capital of the COMPANY, free of all kinds of charges, encumbrances and/or limitations and fully paid up, and there is no third party with any right whatsoever over them.

10)	There are no options, subscription rights or other rights (whatever their form or nature) entitling to hold or subscribe or acquire shares in the COMPANY.

11)

The COMPANY financial statements (including the balance sheets and the profit and loss accounts) as of December 31 2020 attached by the SELLERS as ANNEX Nº 3 to this deed (collectively, the FINANCIAL STATEMENTS) and the financial statements (including the balance sheets and the profit and loss accounts) as of 30 September 2021 attached by the SELLERS as ANNEX Nº 4 (collectively, the INTERIM PERIOD FINANCIALS) provide a true and fair view of the net worth, assets, liabilities, financial position and profits of the COMPANY as of such dates, have been prepared on the basis of the accounting records of the COMPANY and in accordance with the applicable accounting regulations, do not contain any inaccuracies, inconsistencies or imprecision and all the elements, concepts and amounts that comprise them are accurate, correct and true. The application of the accounting regulations to these FINANCIAL STATEMENTS and INTERIM PERIOD FINANCIALS has been consistent with those applied in previous financial years.

The COMPANY does not have any debt or obligation that is not duly reflected in the INTERIM PERIOD FINANCIALS. The provisions reflected in the FINANCIAL STATEMENTS and in the INTERIM PERIOD FINANCIALS have been recorded in accordance with accounting regulations in force and are sufficient to meet the corresponding obligations. The amortizations reflected in the FINANCIAL

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STATEMENTS and in the INTERIM PERIOD FINANCIALS are sufficient and have been determined and applied in accordance with current accounting regulations. Likewise, all the COMPANY’s assets are also duly reflected and correctly registered in the INTERIM PERIOD FINANCIALS and the COMPANY is the owner of these assets by fair and legitimate title.

Between the date of the INTERIM PERIOD FINANCIALS and today's date, the COMPANY has not carried out any activities or entered into any arrangements or transactions (and no event or circumstance has taken place in the COMPANY) which is outside the ordinary course of business or which could materially affect the financial condition or net worth of the COMPANY as reflected in the INTERIM PERIOD FINANCIALS, and any material adverse change in the condition (financial or otherwise) or in the results of operations, assets or prospects of the COMPANY has occurred either. In particular, and without limitation, the COMPANY:

a.	has not suffered a material adverse change in its financial, market or business position or any damage to or loss in any of its assets;

b.

has not assumed any obligation for an amount greater than the ordinary obligations assumed up to the date of the INTERIM PERIOD FINANCIALS, neither has it entered into, signed or committed to sign any agreement from which such greater obligations arise, neither has it been obliged to sign any agreement with related parties, except for the agreement of debt conversion into equity of Excel Supplements Europe, SLU, in which the COMPANY was the sole shareholder prior to the disinvestment on […];

c.	has not taken any action or signed or authorized the execution of any act outside the ordinary course of its business in accordance with its usual practice;

d.

has not sold, pledged, assigned, encumbered or otherwise disposed of its assets other than in the ordinary course of business, except for the disinvestment, requested by the PURCHASER and made by the COMPANY, of the shares that the COMPANY held in Doxel Petcare, S.L, and Excel Supplements Europe, SLU on […] November 2021;

e.	has not waived or cancelled any claim or right it had against third parties at the date of the INTERIM PERIOD FINANCIALS;

f.

No rights whatsoever have been recognized, and no amounts have been paid, to its shareholders and/or directors, whether as dividends, distribution of reserves, restitution of contributions or for any other reason;

g.	has not extended, and has not committed itself to extend, any loans, bonds or guarantees in favor of third parties;

h.	has not failed to comply with any of its labor, social security, tax, contractual and/or administrative obligations of any kind; and

i.	has not waived, settled, or cancelled claims or rights, either judicial or extrajudicial, of which it was the holder against third parties.

12)	There is no encumbrance, lien or right of any kind whatsoever in favor of third parties on any of the assets of the COMPANY.

13)

The COMPANY does not owe any amounts to its shareholders, including but not limited to loans, royalties, dividends, capital refunds or credits, except for the payment obligations of the royalties payable after the date of this deed to the SELLER [REDACTED], pursuant to that certain Second Amendment To The Project NICAVA-ROI Agreement signed on […] November 2021, a copy of which is attached hereto as ANNEX 4bis.

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14)

The COMPANY has no proxies other than Mr. Juan de Navasqüés Dacal and Mr. Anibal Capuano, and that their powers are those contained in the respective power of attorney deeds recorded in the COMPANY’s sheet in the Commercial Register of Madrid.

15)

There are no shareholders agreements in the COMPANY other than the one entered into by the SELLERS and the COMPANY on 15 June 2018, which the SELLERS hereby terminate and leave without effect, with no right to claim anything from the COMPANY or the PURCHASER in relation to such shareholders agreement for any reason whatsoever.

16)

The COMPANY is the lessee of the premises mentioned in ANNEX Nº5 attached hereto, and there are no other documents or agreements of any kind (including verbal) others than those expressly listed in said Annex, that govern, apply and/or influence the lease relationships established therein. Furthermore, said premises are equipped with all the installations, machinery, equipment and furniture required for the COMPANY to carry out its business activities. The COMPANY is up to date with the payment of all the amounts payable as a result of the occupation and operation of the premises mentioned in the aforementioned Annex 5 (including supplies) and of the respective leasing relationships. There are also no real estate leases other than those mentioned in Annex 5.

17)

The COMPANY has signed with credit or financial institutions only the contracts, and amendments to contracts, listed in ANNEX Nº 6 attached hereto, which are in force, and there is no other document or agreement of any kind (including verbal) other than those expressly listed in said annex governing, applying and/or influencing the relations with said credit institutions. Likewise, the outstanding balance as of the date immediately preceding the date of this deed with each of the credit or financial institutions in respect of each of the credits, loans and financing of any kind is that expressly included in Annex nº4.

18)

The COMPANY does not own any real estate, shares or interests in other companies or any other assets and rights not reflected in the FINANCIAL STATEMENTS, except for the shares of Doxel Petcare, S.L. and Excel Supplement Europe, S.L.U. which were the object of divesture on […].

19)	The COMPANY has fair title to use of all software, hardware, peripherals and other IT elements at its disposal, and is not in breach with respect to or in connection with the use thereof.

20)

The COMPANY is the full owner of the Intellectual Property Rights listed in ANNEX Nº 7 attached hereto. “Intellectual Property Rights” means all intellectual property, proprietary, and industrial property rights whether protected, created or arising under the laws of Spain, Europe or any other jurisdiction, including the following:  (a) all fictional business names, trading names, trademarks and service marks; (b) all plant varieties, patents, patent applications, and inventions and discoveries that may be patentable; (c) all copyrights in both published works and unpublished works, including software; (d) all domain names, uniform resource locators, and other registrations associated with the Internet, and all web pages and websites; (e) all electronic mail addresses and social media accounts and registrations; and (f) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, and process technology, plans.  The Company solely and exclusively owns all right, title, and interest in and to all Intellectual Property Assets, and possesses the valid and enforceable right to use and exploit all Intellectual Property Assets.  The Intellectual Property Assets owned by Company, together with any Intellectual Property Assets that is licensed by the Company, comprise all of the intellectual property used or held for use in the conduct of Company’s business.  All of the Intellectual Property Rights are fully in force and duly registered in the name of the COMPANY, the COMPANY is up to date with the payment of all the fees and amounts related thereto, and there is no charge, lien, license, controversy or right over such rights other than those expressly mentioned in the aforementioned Annex nº 7.

All Intellectual Property Rights are owned by the COMPANY or are used by virtue of license or any other fair and legitimate title that allows such use, and allows the COMPANY to carry out its business in the same way as it has been doing to date.  All licenses shall remain in full force and effect after the completion of the transactions contemplated by this deed, and the Company has not received any notices that it is in material violation of any of the terms or conditions of any license.  No claim or dispute is pending over any such Intellectual Property Rights, nor has any out-of-court claim been received in respect thereof.

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21)

The COMPANY has regularly obtained and maintains in full force and effect all permits, licenses or authorizations necessary to carry out its activities, and may carry on the business that constitutes its corporate purpose without limitation (including, without limitation, any municipal, regional or state licenses for opening, operation, activity, works, installation, supervision, etc.).

22)	The execution of this deed shall not result in the loss, alteration or modification of such permits, licenses and authorizations.

23)

The COMPANY has not entered into any contracts and agreements with third parties other than those expressly listed in ANNEX Nº 8 hereto, in respect of which the SELLERS declare that the COMPANY is in full compliance with all its obligations, including but not limited to the payment obligations arising therefrom. There is no novation or oral document or agreement modifying such contracts as listed and described in Annex nº 8, and all contracts contained in said Annex are in full force and effect.

24)

The COMPANY has subscribed the insurance policies listed in ANNEX Nº 9 attached to this deed, and is in full compliance with all its obligations in relation to these policies, including payment of the premium. Likewise, all statements made by the COMPANY to the insurance companies about its activity, structure, business volume and any others related to the risk to be insured are and have always been true and accurate. No loss has occurred that has been reported to the aforementioned insurance companies, and no loss exists or have existed that has not been reported to the aforementioned companies.

25)

The COMPANY has promptly complied with all legal requirements regarding taxes, levies, duties, taxes, fees, contributions or charges of a similar nature required by an administrative authority ("Taxes"), in relation to any competent administrations (community, state, autonomous, provincial, municipal or other) in both material and formal aspects.

There is no obligation or debt of the COMPANY in relation to Taxes. The COMPANY has filed all tax returns in due time and form, maintains the supporting documentation in relation to taxes and the tax authorities have not requested clarification on any of these returns. There are not and there have not been (and if they existed, these have been closed and settled) any proceedings, appeals, inspections, enquiries or reviews of any other kind in relation to the COMPANY in relation to Taxes.

All payments made by the COMPANY to third parties that are subject to withholding tax have been made with the corresponding withholding tax, and the withholding tax has been paid to the tax authorities in compliance with all applicable regulations and laws.

The amount of the economic rights of a tax nature deriving from tax losses, tax refunds, incentives, deductions and amortization plans are fully in force and in accordance with the Law.

The COMPANY has complied with all the rules and regulations on related-party transactions and money laundering and has all the supporting documentation required by the aforementioned regulations.

The COMPANY has not used methods that involve deferring the payment of its taxes or used accounting alternatives that in practice involve delaying or deferring taxation.

The COMPANY does not have any tax liabilities that, according to current accounting standards, should be duly reflected in the FINANCIAL STATEMENTS.

The COMPANY has not carried out any transactions that could give rise to future tax debts or liabilities.

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The COMPANY has complied with all its obligations in relation to all the grants and aid of all kinds it has received and there are no circumstances that could give rise to having to return or repay them.

26)	The COMPANY has filed all its Social Security declarations and is up to date with the payment of all the corresponding dues and contributions to that body.

The COMPANY has no employees other than those listed in ANNEX Nº 10 to this deed. All the current and past workers are correctly included in the Social Security system applicable to them and in the professional category corresponding to them according to the applicable Collective Bargaining Agreement and the COMPANY has complied and complies with all the provisions established in the employment contracts, in the applicable Collective Bargaining Agreement and in the applicable labour regulations.

The salary received by the COMPANY’s employees is that also mentioned in Annex Nº 10, and the employment relationships between the COMPANY and the employees mentioned in Annex Nº 10 are governed by the contracts mentioned in the aforementioned Annex, and there is no other document or agreement of any kind (including verbal) other than those expressly mentioned in the Annex that governs, applies and/or influences the employment relationships between the COMPANY and its employees and in particular the salary they receive. The COMPANY is fully up to date with the payment of salaries and has correctly paid and quoted contributions for all the items (including any salary adjustments arising from the Collective Bargaining Agreement) that it was required to pay and quote at any given time in accordance with the employment contracts, the applicable regulations and the applicable Collective Bargaining Agreement.

The COMPANY has quoted all the contributions corresponding to the salaries of the employees that it has had at all times, and complies and has complied at all times with all the requirements and regulations for applying rebates on Social Security contributions.

None of the business relationships that the COMPANY may have had with third parties (including agents, representatives and/or carriers) have been or can be qualified or understood as an employment relationship and, therefore, there are no contingencies, claims or obligations of an employment nature whatsoever by virtue of such relationships.

The COMPANY complies and has complied at all times with all its legal and contractual obligations regarding labor, social security, occupational risk prevention, occupational health and safety and occupational health and safety, as well as with the applicable Collective Bargaining Agreement.

There are no outstanding labour or social security debts, or debts or future commitments towards persons related or who have been related to the COMPANY in the past.

There are no pending claims of any kind in labor or social security matters, or labor or social security inspections, actions or proceedings in progress.

27)

There are no inspections, actions or proceedings underway regarding the COMPANY's compliance with data protection regulations, and the COMPANY is and has always been in full compliance with said regulations.

28)

The COMPANY is not involved in any administrative, judicial or arbitration proceedings, has not received any extrajudicial claim from any third party, and there are any circumstances that make it foreseeable that such proceedings may take place, except for a claim started by the COMPANY as claimant which has been favorably resolved for the COMPANY and is currently pending of execution.

29)

All the information and documentation relating to the activity of the COMPANY (understood in its broadest sense) is located at the registered office of the COMPANY and/or in the files and computer supports held by the latter, and the SELLERS undertake to provide all the collaboration necessary for the PURCHASER to be able to effectively access such information and documentation.

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30)

The COMPANY complies and has complied at all times with all laws, regulations and standards that are or have been applicable to it at all times in the course of its activities, including environmental regulations.

31)

Other than Mr. [REDACTED], none of the SELLERS is a "U.S. Person" as defined in Rule 902(k) of Regulation S promulgated by the United States Securities and Exchange Commission under the Securities Act. Mr. [REDACTED] is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

32)

Attached as ANNEX 11 sets forth all of the Company’s inventory, whether or not reflected in the INTERIM PERIOD FINANCIALS, of camelina grain and camelina seed (collectively, INVENTORY) as of the date of this deed.  ANNEX 9 lists the amount of packaged seed and raw seed owned by the Company at each warehouse, together with a range of the estimated clean out ratio for seed that is still to be conditioned and packaged.  All INVENTORY consists of a quality and quantity usable and salable in the ordinary course of business.

33)

Attached as ANNEX 12 set for all tools, fixtures, machinery, equipment, trucks, automobiles, furniture, office furnishings, fixtures and other tangible property owned by the Company or in which the Company has any interest.  All such tangible personal property is in good operating condition and repair, reasonable wear and tear expected, and is usable in the ordinary course of business.

4 - OBLIGATION TO COMPENSATE (INDEMNIFICATION)

1.

THE SELLERS warrant to THE PURCHASER that each and every one of the representations and statements made by THE SELLERS in the Clause 3 above and in general in this deed are complete, accurate and absolutely true, and the SELLERS shall be liable to THE PURCHASER, proportionally to their participation on the COMPANY’s share capital,  (i) for any Damage (as defined below) caused to THE PURCHASER and/or THE COMPANY by reason of the inaccuracy, lack of completeness and/or incompleteness of any such representations and statements, and (ii) for any Damage that is caused to the COMPANY which has its origin prior to today's date as is materialized afterwards, whether or not detected in the limited due diligence process, and the PURCHASER and the COMPANY shall be fully indemnified and held harmless in respect thereof.

For the purposes of the preceding paragraph, Damage means any and all losses, liabilities, taxes, damages, fees, and any type of costs and expenses (including, without limitation, reasonable attorney’s and accountant’s fees and costs and expenses reasonably incurred in investigating, preparing, defending against, or prosecuting any claim or proceeding).

Notwithstanding the foregoing, the following concepts are excluded from the definition of Damages and thus, the SELLERS will not be held liable for them:

(i)	Any indirect damage, loss of profit, moral damages or damages to image, or any kind of punitive damages either actual or potential.

(ii)	Damages suffered by the PURCHASER or a third party due to an alleged expectations’ frustration.

(iii)

Damages that are only contingent or that otherwise cannot be quantified, except for and until such damages result in a real and necessary payment by the PURCHASER before the expiration of the terms set out in the following paragraph.

(iv)	Damages resulting from acts or omissions of the PURCHASER after the date of this deed.

(v)	Damages derived from a legislative change or from the Supreme Court consolidated case law after the date of this deed.

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(vi)	Damages that are originated, increased or continued after the date of this deed, through direct actions of the PURCHASER.

2.

Said liability and subsequent obligation to indemnify shall subsist, with regard to the contingencies, liabilities, obligations and responsibilities in tax, accounting, administrative, labor and Social Security matters, until the end of the legal time limitation period, and with regard to the remaining contingencies, liabilities, obligations and responsibilities, until 24 months after the signing of this deed.

3.	The SELLERS’ obligation to indemnify will be limited as follows:

(i)	The SELLERS will not be obliged to indemnify the PURCHASER for any individual claim unless such claim exceeds 5.000 euro (any issue that exceeds such amount will be an “Indemnifiable Claim”).

(ii)

The SELLERS will not be obliged to indemnify to the PURCHASER unless and until the aggregate amount of all the Damages resulting from Indemnifiable Claims exceed 20.000 euro (the “Franchise”), in which case the SELLERS’ obligations of indemnification will only apply with respect to the damages in excess to the Franchise; and

(iii)	The maximum aggregate liability payable by the SELLERS for all the Damages (the “Liability Limit”) will be:

a.	100% of the sale price for all Damages resulting from SELLERS’ breach of representations under paras. 1 to 6, 9, 10 and 25 of Clause 3;

b.	50% of the Sale Price for Damages resulting from the inexact, inaccurate and/or incomplete representations made by the SELLERS under paras. 20, 26 and 32 of Clause 3; and

c.

20% of the Purchase Price for all Damages resulting from SELLERS’ inexact, inaccurate and/or incomplete representations under the remaining paras. of Clause 3.  Notwithstanding the foregoing, the limitations set forth in this Clause 3(iii)b. shall not apply to any claims, losses or Damages arising as a result of fraud, intentional misrepresentation or other willful misconduct.

4.

In respect of any Damage for which the PURCHASER is entitled to indemnification pursuant to Clause 4, PURCHASER shall seek to offset the amount of such Damage first against the INDEMNITY ESCROW SHARES VALUE (as defined below), except to the extent that the amount of Damages claimed under Clause 4.3.(iii)a. exceeds the INDEMNITY ESCROW SHARES VALUE.  As provided in the Escrow Agreement, STOCKHOLDER REPRESENTATIVE shall have the option of paying or reimbursing to PURCHASER in cash the amount of such Damage instead of offsetting the same against the INDEMNITY ESCROW SHARES VALUE.  For purposes hereof, “INDEMNITY ESCROW SHARES VALUE” means the aggregate value of the INDEMNITY ESCROW SHARES, which value shall be determined by multiplying (y) the actual number of shares of INDEMNITY ESCROW SHARES then available for indemnification purposes under Clause 4, by (z) the CLOSING PER SHARE PRICE.  For avoidance of doubt, PURCHASER shall offset Damages against the INDEMNITY ESCROW SHARES VALUE by reducing the number of INDEMNITY ESCROW SHARES then available for indemnification by a number of shares of Common Stock (measured at the CLOSING PER SHARE PRICE) equal to the amount of such Damage, as more fully described in the Escrow Agreement.

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Six months after the date, fifty percent (50%) of the INDEMNITY ESCROW SHARES less the sum of (i) that number of INDEMNITY ESCROW SHARES the aggregate INDEMNITY ESCROW SHARES VALUE of which is equal to total Damages that actually have been offset against the INDEMNITY ESCROW SHARES VALUE as of that date, and (ii) that number of INDEMNITY ESCROW SHARES the aggregate INDEMNITY ESCROW SHARES VALUE of which is equal to total Damages that have been claimed by PURCHASER but remain unpaid and outstanding (each, an “Outstanding Claim”), shall be released from the escrow to each SELLER.  On the first anniversary of this deed, the remaining balance of the INDEMNITY ESCROW SHARES less (i) that number of INDEMNITY ESCROW SHARES the aggregate INDEMNITY ESCROW SHARES VALUE of which is equal to total Damages that actually have been offset against the INDEMNITY ESCROW SHARES VALUE as of that date and (ii) that number of INDEMNITY ESCROW SHARES the aggregate INDEMNITY ESCROW SHARES VALUE of which is equal to any Outstanding Claims amount, shall be released from the escrow to each SELLER.  Any INDEMNITY ESCROW SHARES then attributable to Outstanding Claims shall continue to be retained in escrow by Escrow Agent in accordance with the Escrow Agreement until final resolution or settlement thereof between the PURCHASER and STOCKHOLDER REPRESENTATIVE regarding such Outstanding Claims, and shall thereafter be released in accordance with the terms of such settlement, resolution or judgment.

This escrow share guarantee is granted for a period of 12 months from the date of this deed. Notwithstanding this, in case on the date of expiration of the escrow share guarantee:

a)	Any arbitral procedure referred to in Clause 5.1 below started by the PURCHASER against the SELLERS before such expiration date was still pending of resolution; or

b)

Any claim referred to in Clause 5.2 below (or an arbitration of the kind described in Clause 5.2 below) started by a third party against the COMPANY before such expiration date was still pending of resolution, the guarantee will be automatically extended until a final and binding decision is taken in any and all procedures, claims and arbitrations, but only with respect to the amount that may arise out, for all concepts (principal, interests, penalties, costs …), of such pending procedures, claims and arbitrations. The remaining INDEMNITY ESCROW SHARES should be released, where the case may be or in the appropriate extent after these procedures, claims and arbitrations end, to the SELLERS in proportion to their current shareholding percentage.

It is reiterated herein that this escrow share guarantee, its expiration and/or its extension will not affect, restrict or limit in any way (i) the liability of each of the SELLERS with regard to the representations and statements made and the obligations jointly assumed by virtue of this deed in the terms foreseen therein, (ii) the obligations of indemnification assumed by the SELLERS pursuant to this deed and (iii) the duration of the liability and obligation of indemnifying set out in para.2 of this Clause 4.

5. - CLAIMS

5.1. Procedure in the event of claims made by the PURCHASER without prior complaint from a third party

1.

The PURCHASER shall notify the SELLERS of the existence of any damage, loss, cost, loss or damage which, in its opinion, entitles it to be indemnified in accordance with the provisions of this Deed. Such notice shall contain a description of the damage, detriment, cost, reduction in value or loss alleged and the grounds on which the PURCHASER considers that it is entitled to be indemnified in accordance with the provisions of this Deed. The SELLERS will not be liable for Damages not duly notified (in terms of timing, form and content) to the PURCHASERS if such failure to provide timely or proper notification materially and adversely impact’s the SELLERS’ ability to either cure or defend such claim.

2.

Within 7 days from receipt of the aforementioned notification, THE SELLERS shall state their position with respect to such damage, detriment, cost, lesser value or loss alleged as indemnifiable by THE PURCHASER. If it agrees with it or if within the aforementioned period of 7 days it says nothing in this respect, it shall indemnify THE PURCHASER with the amount claimed within a maximum period of 10 days from the end of the aforementioned period of 7 days.

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3.

If, on the other hand, the SELLERS do not agree with the existence of the obligation to indemnify or, as the case may be, with the amount of the damage, detriment, cost or loss, it shall inform the PURCHASER within the aforementioned period of 7 days, indicating in detail and in writing the reasons for disagreement.

4.

If despite the aforementioned detailed reasons given by the SELLERS, the PURCHASER continues to believe that such damage, detriment, cost, lower value or loss exists, it may initiate arbitration proceedings in accordance with the provisions of Clause 12 below, in which the discrepancy between the parties is settled. Once the arbitration procedure is completed, the parties will be obliged to comply with the award issued.

5.2. Procedure in the event of complaints from third parties

1.

In the event of a claim by a third party against the COMPANY that may result in damage, harm, cost or loss that may be compensated in accordance with the provisions of this deed, THE PURCHASER shall inform THE SELLERS so that the latter may, if it so wishes, exercise, at the sole expense (including hypothetical orders of paying costs) of THE SELLERS, all the rights of defense and/or challenge against the claim made.

2.

Such third party claim must be notified to the SELLERS within the first quarter of the time limit set for filing opposition in accordance with the applicable Procedural and Material Law or, if no time limit for filing opposition is provided by law, no later than five (5) working days after the PURCHASER becomes aware of the third party claim in question (hereinafter the "Notice of Third Party Claim"). The SELLERS will not be liable for Damages not duly notified (in terms of timing, form and content) to the PURCHASERS if such failure to provide timely or proper notification materially and adversely impact’s the SELLERS’ ability to either cure or defend such claim.

3.

The SELLERS shall be entitled, at its choice and at its own expense, to be represented by a lawyer of their choice and to exclusively defend the claim, in which case the PURCHASER must grant, or take the necessary steps for the COMPANY to grant power of attorney in favour of the SELLERS' appointed advisors for this purpose.

4.

Within the second quarter of the period required to prepare and file opposition in accordance with the Procedural and Material Law applicable to the third party claim or, if no such period for filing opposition is provided by law, within five (5) business days after the Notice of Third Party Claim, the SELLERS shall communicate in writing to the PURCHASER whether or not they intend to defend such claim. In the absence of communication from the SELLERS within such period, the SELLERS shall be deemed to have waived the defense of such claim and such defense may be carried by the PURCHASER or, as the case may be, by the COMPANY at its sole discretion.

5.

The conduct of the defense shall be at the sole discretion and responsibility of the Party conducting the defense and in any case trying to limit as much as possible the damage that may result from the Third Party claim and the economic or any other kind of damage that may be caused to the PURCHASER and the COMPANY. The costs of the defense of the claim will be borne in any case, regardless of the party that has assumed the defense of the claim, by the SELLERS, which will also bear the costs that may be imposed as a result of the claim.

6.

If, as a result of the claim, the COMPANY is finally obliged to pay any amount, the PURCHASER shall inform the SELLERS so that they may immediately pay it. If the SELLERS do not agree with the fact that they must assume such payment in accordance with the obligation to indemnify assumed in this deed, or if they do not make the full payment of what is claimed or in any other way do not fully comply with the result of the claim, the PURCHASER may initiate the arbitration proceedings provided for in Clause 13 below of this deed so that the arbitrator appointed may resolve the discrepancy between the parties in this respect and the fulfilment of the obligations of the SELLERS in accordance with the obligation to indemnify that they have assumed under the terms of this deed.

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6. - CONTEMPORARY ACTS AND GRANTS

The PURCHASER undertakes to immediately after the formalization of this sale and purchase deed, adopt the corresponding agreements to remove the current director of the COMPANY and appoint new director/s, and to revoke the existing powers of attorney in the COMPANY, which shall be notarized today before the same Notary Public who authorizes this sale and purchase.

7. – NON COMPETE

1.

The SELLERS, except for [REDACTED], undertake not to carry out, either directly or indirectly (including but not limited to, through relatives and/or companies participated and/or controlled by members of the SELLERS and/or their relatives and/or fiduciaries of any kind), professional or business activities that imply direct or indirect competition with the activity of the COMPANY and, in particular, not in the development or commercialization of camelina for use as a feedstock for biofuels or for human food consumption, for a period of 2 years from today's date. The territorial scope of this prohibition of competition will comprise any and all territories where the COMPANY has activity or has had activity in the past and additionally, the United States of America.

2.

Likewise, during the same two-year period, the SELLERS, except for [REDACTED], shall not hire either directly or indirectly (including, but not limited to, through relatives and/or companies participated and/or controlled by members of the SELLERS and/or their relatives and/or fiduciaries of any kind), employees of the COMPANY, or present them proposals for collaboration.

3.

The SELLERS, except for [REDACTED], commit themselves not to develop, either directly or indirectly (including but not limited to, through relatives and/or companies participated and/or controlled by members of the SELLERS and/or their relatives and/or fiduciaries of any kind), professional or business activities that imply the elaboration, production or fabrication of camelina derivates for human feeding, animal feeding or biofuel or that imply in any way to use, employ or allocate camelina for human feeding, animal feeding or biofuel for a period of 2 years from today’s date.

4.

[REDACTED] only and exclusively commits itself, for a term of two (2) years as from today’s date, not to develop, either directly or indirectly (through companies participated and/or controlled by members of [REDACTED] and fiduciaries of any kind), or conduct any professional or business activities of production or use of Camelina Sativa as a feedstock for biofuel and or human feeding, and not to invest in companies which main activity is the production or use of Camelina Sativa as a feedstock for biofuel and/or for human feeding.

5.	It is made clear that the full compliance of the obligations stipulated in this Clause 7 is of essence.

As an exception to this clause, the Parties agree that the SELLERS can keep, directly or indirectly, stock and activities in the companies in which at today’s date they hold stock, irrespective of the activity of such companies. A list comprising such stock and activities that the SELLERS hold at today’s date related with the cultivation of camelina is enclosed hereto as ANNEX 13.

7.	DISINVESTMENT BY THE COMPANY

The parties agree that it has been an essential condition for granting this deed that prior to it, the COMPANY has disinvested its stock in the companies Doxel Petcare, S.L. and Excel Supplements Europe, SLU.

9.-  CONFIDENTIALITY

The parties shall maintain the strictest confidentiality as to the existence and terms of this Deed and its contents. Any disclosure shall be previously agreed by the parties, except in the event that such disclosure is required by an authority or by law.

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10.- COSTS AND TAXES

The costs and taxes derived from the negotiation, formalization and execution of this deed shall be borne by the parties indicated below:

a.	The notarial costs of this deed shall be borne by the PURCHASER;

b.	The fees of advisors or other professionals who have been involved in the negotiation of this deed shall be borne by the party who in each case has hired them; and

c.	The taxes resulting from the formalization and execution of this deed shall be borne by the party determined in each case by Law.

11.- NOTIFICATIONS

1.

All notices required or permitted in this deed shall be sent by registered mail, bureau fax or by notarial channels. The parties designate as addresses for the purpose of notifications those set out in the headings of this deed of sale.

A change of any such address shall have no effect in relation to this contract and shall not be deemed to have occurred until the other party has been notified of the new address.

12.- MISCELLANEOUS

1.	The headings used in this deed are for reference purposes only and shall not affect its interpretation

2.

The unlawfulness, invalidity or ineffectiveness of any of the clauses of this deed shall not affect the effectiveness of the remaining clauses, provided that the rights and obligations of the parties arising from the deed are not affected in any essential way. Said clauses must be replaced or integrated with others which, being in accordance with the law, correspond to the purpose of those replaced.

3.	All Annexes form an integral part of this Deed, and are as valid and effective as if they were incorporated into the main body of this Deed.

4.	Any amendments to this deed must be made in writing in a document signed by the parties.

5.	Each of the SELLERS is jointly liable for any and all SELLERS’ obligations established or deriving from this deed and the businesses ruled therein.

13 - APPLICABLE LAW AND ARBITRATION

1.	The present sale and purchase of shares shall be governed by Spanish Law.

2.

Any litigation, dispute, claim or controversy arising out of or in connection with this deed, its breach, interpretation, termination or nullity shall be settled by arbitration in accordance with the Rules of the Court of Arbitration of the Madrid Bar Association.

3.	The arbitration shall be conducted in Madrid, in Spanish and by a sole arbitrator to be appointed by the Arbitral Court.

4.	The parties irrevocably submit to the award of the Arbitral Tribunal, expressly agree to comply with it and expressly waive any other jurisdiction or venue to which they may be entitled.

5.

In all matters not provided for in this clause, the parties submit to the Rules of Procedure of the designated Court, and hereby undertake to adopt a procedural attitude of good faith and to comply with the arbitral decisions and awards, without prejudice to their legal remedies.

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14.- INVESTMENT FORMS

The representative of KIC INNOENERGY, SE shall deliver to me the corresponding form D-1B declaration of divestment to the Foreign Investment Register, duly completed, for the relevant purposes, and the representative of the BUYER PARTY shall deliver to me the corresponding form D-1A declaration of investment to the Foreign Investment Register, duly completed, also for the relevant purposes.

15 – TAX EXEMPTION

Pursuant to the provisions of Article 314 of the revised text of the Securities Market Law, approved by Royal Legislative Decree 4/2015, of 23 October, the legal transaction of transfer of shares formalized herein is exempt from Transfer Tax and Stamp Duty and Value Added Tax.

I made the legal and warnings 29th December 2021],

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